As Filed with the Securities and Exchange Commission on June 25, 2001

                 Investment Company Act File No. 811-5133



                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                               FORM N-2

                         REGISTRATION STATEMENT

               UNDER THE INVESTMENT COMPANY ACT OF 1940                   [X]

                              Amendment No. 9                             [X]

                    (Check appropriate box or boxes.)



             PUTNAM HIGH INCOME CONVERTIBLE AND BOND FUND

         (Exact name of registrant as specified in charter)



        One Post Office Square, Boston, Massachusetts 02109

        (Address of Principal Executive Offices) (Zip Code)

                          (617) 292-1000

       (Registrant's Telephone Number, including Area Code)



                          JOHN R. VERANI

             Putnam High Income Convertible And Bond Fund

                     One Post Office Square

                  Boston, Massachusetts 02109

            (Name and Address of Agent for Service)



                           Copies to:



                    JOHN W. GERSTMAYR, Esquire

                          ROPES & GRAY

                     One International Place

                        Boston, MA 02110





PART C

ITEM 23.  EXHIBITS



Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the

Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).





SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the

Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of

June, 2001.



                             PUTNAM HIGH INCOME CONVERTIBLE AND BOND FUND



                             By: Gordon H. Silver

                             ---------------------

                                 Vice President





EXHIBIT INDEX



Exhibit No.                            Description

------------                           ------------

2(b)                                   Amendment to Registrant's Bylaws

                                       adopted as of March 9, 2001